Tidal ETF Trust 485BPOS

Exhibit 99(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 263 and No. 264 to the Registration Statement on Form N-1A of Digital Asset Debt Strategy ETF, a series of Tidal ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

May 15, 2025